ASSET AND STOCK PURCHASE AGREEMENT

          ASSET AND STOCK PURCHASE AGREEMENT ("Agreement"), dated as of February 16, 1999, by and among CONSOLIDATED DELIVERY & LOGISTICS, INC., a Delaware corporation ("CDL"), SUREWAY AIR TRAFFIC CORPORATION, a New York corporation (the "Purchaser"), VICTORY MESSENGER SERVICE, INC. a California corporation ("Victory"), THE TRUST CREATED UNDER PARAGRAPH THIRD OF THE LAST WILL AND TESTAMENT OF CHARLES GOLD, a New York trust (the "Trust", and together with Victory, the "Seller") and Richard Gold (the "Shareholder").

                              W I T N E S S E T H:

          WHEREAS, the Shareholder is a shareholder of Victory, the co-trustee and sole remainder beneficiary of the Trust and the record and beneficial owner of all of the issued and outstanding capital stock of DAROBIN FREIGHT FORWARDING CO., INC., a New York corporation ("Darobin, and together with the Seller, the "Companies");

          WHEREAS, the Purchaser is a wholly owned subsidiary of CDL; and

          WHEREAS, prior to the date hereof, the Companies have engaged in the small package express delivery business and related operations (the "Business"); and

          WHEREAS, the Seller desires to sell and transfer to the Purchaser, and the Purchaser desires to purchase and assume from the Seller, certain of the assets and certain liabilities relating to the Business, all as more specifically provided herein; and

          WHEREAS, in addition to the foregoing, the Shareholder desires to sell to the Purchaser, and the Purchaser desires to purchase from the Shareholder, all of the outstanding shares of capital stock of Darobin, all as more specifically provided herein;

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties and covenants contained herein, and intending to be legally bound, the parties hereto hereby agree as follows:

                                    ARTICLE I

                               Certain Definitions

          Section 1.1. Certain Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.

          "Accounts   Receivable"  means  all  accounts   receivable  and  notes
receivable, deposits, advances and manufacturer and supplier rebates.

          "Affiliate" means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlled" and "controlling" have meanings correlative thereto.

          "Agreement" means this Asset and Stock Purchase Agreement.

          "Asset  Purchase  Transaction"  has the  meaning  ascribed  thereto in
Section 2.1.

          "Assumed Contracts" has the meaning ascribed to such term in Section 3.19.

          "Assumed Liabilities" means only the following liabilities: (a) payables and accrued expenses of the Seller as of November 30, 1998 originating in the ordinary course of business which remain outstanding at the Closing Date and are listed on Schedule 1.1AL, (b) liabilities incurred by the Business in the ordinary course of business from and after November 30, 1998 to and including the Closing Date and (c) the obligations of the Seller arising after the Closing Date under the Assumed Contracts which Purchaser assumes in writing at the Closing. No other liabilities are to be assumed by the Purchaser.

          "Authorizations"  has the  meaning  ascribed  to such term in  Section
3.12.

          "Business" has the meaning ascribed to such term in the third recital to this Agreement.

          "Business Day" means a day, other than a Saturday or Sunday, on which commercial banks in New Jersey and New York are open for the general transaction of business.

          "CDL Common Stock" means the Common Stock, par value $.001 per share, of CDL to be issued to the Selling Parties as part of the purchase price, whether at the Closing Date or pursuant to the contingent earn-out provisions.

          "Closing" has the meaning ascribed to such term in Section 2.7.

          "Closing Date" has the meaning ascribed to such term in Section 2.7.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Customer List" has the meaning ascribed to such term in Section 3.19.

          "Damages" has the meaning ascribed to such term in Section 7.2.

          "Darobin  Common  Stock"  has the  meaning  ascribed  to such  term in
Section 2.1.

          "Disposition" has the meaning ascribed to such term in Section 5.11.

          "Encumbrances" has the meaning ascribed to such term in Section 3.3.

          "Environmental Laws" means any federal, state and local law, statute, ordinance, rule, regulation, license, permit, authorization, approval, consent, court order, judgment, decree, injunction, code, requirement or agreement with any Governmental Authority, (x) relating to pollution (or the investigation or cleanup thereof or the filing of information with respect thereto), human health or the protection of air, surface water, ground water, drinking water supply, land (including land surface or subsurface), plant and animal life or any other natural resource, or (y) concerning exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production or disposal of Regulated Substances, in each case as amended and as now or hereafter in effect. The term Environmental Law includes, without limitation, (i) the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Water Pollution Control Act, the Clean Air Act, the Clean Water Act, the Solid Waste Disposal Act (including the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste
Amendments of 1984), the Toxic Substances Control Act, the Insecticide, Fungicide and Rodenticide Act, the Occupational Safety and Health Act of 1970, each as amended and as now or hereafter in effect, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Regulated Substance.

          "Excluded Liabilities" means any and all liabilities or obligations of the Seller or of the Affiliates of the Seller, of any kind or nature, whether or not relating to the Business or the Purchased Assets, and whether known or unknown, absolute, accrued, contingent or otherwise, or whether due or to become due, other than Assumed Liabilities. Without limiting the generality of the foregoing, specifically included as Excluded Liabilities are all liabilities relating to the Hubert Street Property, all amounts due to the Shareholder or any related or Affiliated party (except for salary and expense reimbursement due to the Shareholder for the current pay period) and all expenses of this transaction, except for the fees of Arthur Andersen L.L.P expressly referenced in Section 5.6 below. For purposes of the indemnification provisions of this Agreement, Excluded Liabilities shall also include any and all liabilities or obligations of Darobin not described in Section 3.14. Further, a liability or obligation of any Selling Party that is disclosed, but disclosed for an amount less than the actual liability, shall be deemed for purposes of the indemnification provisions of this Agreement to be an Excluded Liability to the extent of the undisclosed excess portion.

          "Fair Market Value" with respect to any shares of CDL Common Stock to be issued pursuant to Section 2.4 means the average of the closing prices of such CDL Common Stock as reported on its principal stock exchange or on Nasdaq for the twenty (20) trading days ending on the last day of the respective earn-out period (First or Second Twelve Month Period).

          "First Twelve Month Period" means the period from February 1, 1999 to January 31, 2000.

          "Financial  Statements"  has the  meaning  ascribed  to  such  term in
Section 3.10.

          "GAAP" means generally accepted accounting principles as in effect in the United States on the date of this Agreement.

          "Governmental Authority" means any national, federal, state, provincial, county, municipal or local government, foreign or domestic, or the government of any political subdivision of any of the foregoing, or any entity, authority, agency, ministry or other similar body exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established to perform any of such functions.

          "Hubert Street Property" means real property located at 11-13 Hubert Street, New York, New York and the improvements thereon.

          "Indemnified Party" has the meaning ascribed to such term in Section 7.2.

          "Indemnifying Party" has the meaning ascribed to such term in Section 7.2.

          "Inventory"  means  all raw  material  inventories,  warehouse  stock,
parts,  inventories,   material  and  supplies,  including  without  limitation,
packaging and shipping materials.

          "Lease" has the meaning ascribed to such term in Section 5.9.

          "Listed Accounts" means Smith Barney, Chase Manhattan, First Chicago, First Union Bank, Fleet Delivery Services, Citibank, Bankers Trust, Merrill Lynch and BankAmerica (or any successor by merger, acquisition or similar transaction of any of the Listed Accounts if the Purchaser (or its affiliates) continues doing business with the successor).

          "Material Adverse Change" means a material adverse change in the Business of the Seller, or in the financial condition, results of operations or prospects (financial and other) of the Seller's Business or the Purchased Assets. Without limiting the generality of the foregoing, any change or series of related changes involving more than $250,000 shall automatically be deemed material, but changes with lesser financial impact may also be material.

          "Note" means the promissory note of CDL in the principal amount of One Million Six Hundred Fifty Thousand Dollars ($1,650,000), bearing interest at the rate of 7% per annum, all on the terms set forth in the form of note attached hereto as Exhibit A.

          "Person" means an individual, partnership, corporation, joint stock company, unincorporated organization or association, trust or joint venture, or a governmental agency or political subdivision thereof.

          "Proprietary Rights" means patents, patent registrations, patent applications, trademarks, service marks, trademark and service mark registrations and applications therefor, copyrights, copyright registrations, copyright applications, trade names, technology, inventions, computer software, data and documentation (including electronic media), product drawings, trade secrets, know-how, customer lists, processes, other intellectual property and proprietary information or rights related to or used in the conduct of the Business; and permits, licenses or other agreements to or from third parties regarding the foregoing.

          "Purchase Price" has the meaning ascribed to such term in Section 2.2.

          "Purchased Assets" means all of the right, title and interest in and to all assets used in the conduct of the Business, wherever located, whether tangible or intangible (including, without limitation, goodwill). The Purchased Assets include, without limitation, the following:

          (a) all Accounts Receivable;

          (b) the Customer List;

          (c) all rights of the Seller to transact business with such current, former or future customers on the Customer List, all rights under any executory contract, agreement or purchase order form, or contract with, any customer on the Customer List or supplier, related to the Business to which the Seller or any of its Affiliates is a party that is designated on Schedule 3.19 including an assignment of any contracts listed on Schedule 3.19 between a customer on the Customer List or supplier, and the Seller;

          (d) the machinery and equipment (including spare parts) and business machines, automobiles, trucks, trailers, fork-lift trucks, and other vehicles, furniture, fixtures, supplies, capital improvements in process, tools and all other tangible personal property employed in the conduct of the Business or owned by the Seller, including those assets listed on Schedule 1.1PA;

          (e) all Inventory;

          (f) all authorizations, consents, approvals, licenses, orders, permits, exemptions of, filings or registrations with, any Governmental
Authority which are necessary or desirable to service the customers on the Customer List or conduct the Business, if transferable;

          (g) all Proprietary Rights;

          (h) use of the corporate name and logo for Victory Messenger Services and all rights to use the name and logo for Gold Wings;

          (i) all telephone and facsimile numbers, and all email addresses and domain names, in the name of the Seller or used in the Business;

          (j) all prepaid rentals, deposits (including security deposits), advances and other prepaid expenses; and

          (k) all other assets used in the conduct of the Business, whether or not reflected on the books and records of the Seller, including without limitation, the Business as a going concern, its goodwill and franchises, its rights to insurance proceeds with respect to its assets, its restrictive covenants and obligations of present and former employees, agents, representatives, independent contractors and others, all books, records, files and papers relating to, or necessary to the conduct of, the Business, including without limitation, operating and training manuals, computer programs, manuals and data, catalogs, quotations, bids, sales and promotional materials, correspondence, trade association memberships (to the extent transferable), research and development records, prototypes and models, lists of present and former suppliers, customer credit information, customers' pricing information, business plans, studies and analyses, whether prepared by the Seller or a third party, relating to the Business, books of account, accounting records and other records relating to the Business; provided, however, that the Purchaser shall provide the Seller with access to such books and records after the Closing, on reasonable notice during normal business hours, as reasonably necessary for preparation and audit of its tax returns for applicable statutory tax periods or any other valid business reason (i.e. a lawsuit to be defended by the Seller).

          Notwithstanding anything to the contrary that may be contained herein, the Purchased Assets shall not include (a) the Hubert Street Property, (b) subject to the terms of the Lease, any assets directly related to the Hubert Street Property, such as any insurance proceeds, deposits or prepaid expenses and (c) certain vehicles and assets listed on Schedule 1.1C hereto.

          "Regulated Substances" means pollutants, contaminants, hazardous or toxic substances, compounds or related materials or chemicals, hazardous materials, hazardous waste, flammable explosives (including, but not limited to radon, radioactive materials, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls), medical waste or by-products, petroleum and petroleum products (including, but not limited to, waste petroleum and petroleum products) as regulated under applicable Environmental Laws.

          "SEC" means the Securities and Exchange Commission.

          "Second Twelve Month Period" means the period from February 1, 2000 to January 31, 2001.

          "Selling Parties" means the Shareholder, the Seller and Darobin.

          "Stock Purchase  Transaction" has the meaning ascribed to such term in
Section 2.1.

          "Survival Period" has the meaning ascribed to such term in Section 7.1

          "Third Party Claim" has the meaning ascribed to such term in Section 7.3.

          "Transferred Assets" has the meaning ascribed to such term in Article III.

          "Transferred  Businesses"  has the  meaning  ascribed  to such term in
Article III.

          "Trust  Agreement"  has the  meaning  ascribed to such term in Section
3.1.

          "Working Capital" means current assets less current liabilities, as determined in accordance with GAAP.

          Section 1.2. Interpretation. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, "herein," "hereto," "hereof" and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof; (ii) words importing the masculine gender shall also include the feminine and neutral genders, and vice versa; (iii) words importing the singular shall also include the plural, and vice versa; (iv) the word "Seller" shall include each of Victory and the Trust individually as well as collectively, (v) the word "Selling Parties" shall include each of Victory, the Trust, Darobin and the Shareholder individually as well as collectively and (vi) the word "Companies" shall include each of Victory, the Trust and Darobin individually as well as collectively.

                                   ARTICLE II

          Purchase and Sale of Assets and Shares; Assumption of Liabilities; Additional Covenants

          Section 2.1. Purchase and Sale of Assets and Shares.

          (a) Upon the terms and subject to the conditions of this Agreement and on the basis of the representations, warranties and agreements contained herein, at the Closing (as defined in Section 2.6), the Seller shall sell, assign, transfer, convey and deliver to the Purchaser all of the Seller's right, title and interest in and to the Purchased Assets and the Purchaser shall purchase such Purchased Assets from the Seller and assume the Assumed Liabilities (the "Asset Purchase Transaction"). EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT WITH RESPECT TO THE ASSUMED LIABILITIES, THE PURCHASER IS NOT ASSUMING, NOR SHALL IT IN ANY MANNER BECOME LIABLE FOR, ANY LIABILITIES OR OBLIGATIONS OF ANY KIND OR NATURE WHATSOEVER OF THE SELLER OR ITS AFFILIATES, INCLUDING BUT NOT LIMITED TO THE EXCLUDED LIABILITIES.

          (b) Upon the terms and subject to the conditions of this Agreement and on the basis of the representations, warranties and agreements contained herein, at the Closing (as defined in Section 2.6), the Shareholder shall sell, assign, transfer, convey and deliver to the Purchaser an aggregate of 100 shares (the "Darobin Shares") of the common stock, par value $.001 per share, of Darobin (the "Darobin Common Stock"), constituting all of the issued and outstanding shares of Darobin's capital stock, and the Purchaser shall purchase the Darobin Shares from the Shareholder (the "Stock Purchase Transaction").

          Section 2.2. Purchase Price.

          (a) The aggregate purchase price (the "Purchase Price") to be paid by the Purchaser for the Purchased Assets and the Darobin Shares shall be (i) Four Million Six Hundred Fifty Thousand Dollars ($4,650,000), (ii) an aggregate of Two Hundred Thousand (200,000) shares of the common stock, $0.001 par value per share, of CDL and (iii) the contingent earn-out payments described in Section
2.4 below.

          (b) The Selling Parties represent and warrant that (i) all assets on their balance sheets at July 31, 1998 remain as assets at the Closing Date except for sales in the ordinary course and distributions of cash or assets described on Schedule 2.2, and (ii) their Working Capital at the Closing Date is not less than their Working Capital at July 31, 1998.

          Section 2.3. Payment of the Purchase Price. At the Closing, the Purchaser shall deliver the Purchase Price to the Shareholder and the Seller as follows:

          (a) The Purchaser shall deliver to Victory a check or wire transfer in the sum of Fifty Thousand Dollars ($50,000);

          (b) The Purchaser shall deliver to the Trust (i) a copy of instructions to CDL's transfer agent to issue 200,000 shares of the CDL Common Stock to the Trust (with such certificate to be delivered promptly after the Closing Date); (ii) the Note in the principal amount of One Million Six Hundred Fifty Thousand Dollars ($1,650,000); and the (iii) the rights to the contingent earn-out set forth in Section 2.4.

          (c) The Purchaser shall deliver to the Shareholder for the Darobin Common Stock a certified or bank check or wire transfer in the sum of Two Million Nine Hundred Fifty Thousand Dollars ($2,950,000).

          Section 2.4 Contingent Earn-Out.

          (a) Earn-Out Definitions. For purposes of this Agreement, "Gross Profit" shall mean gross profit, as determined in the manner set forth on
Schedule 2.4 hereof arising from its courier/ freight forwarding business performed during the First Twelve Month Period or the Second Twelve Month Period for the Listed Accounts as to which the customer makes payment in full within, or not later than 75 days after the end of, the First or Second Twelve Month Period, respectively. No collections on accounts receivable for services performed before the beginning of the First Twelve Month Period shall be included in computing Gross Profit. "First Twelve Month Excess" shall mean the excess of (i) the Gross Profit of the Purchaser from Listed Accounts for the First Twelve Month Period over (ii) the 100% Mark.

          (b) Earn-Out-Payments. Additional purchase price shall be paid to reflect actual Gross Profit from the Listed Accounts for services rendered during the First and Second Twelve Month Periods, as follows:

               (i) If the Gross Profit for the First Twelve Month Period from the Listed Accounts is less than $1,886,150 (the "85% Mark"), then no additional purchase price or earn-out amount shall be paid hereunder for the First Twelve Month Period. If the Gross Profit from the Listed Accounts for the First Twelve Month Period equals or exceeds $2,219,000 (the "100% Mark"), then the Purchaser shall pay to the Trust $260,000 as additional purchase price. If the Gross
Profit from the Listed Accounts for the First Twelve Month Period is greater than the 85% Mark but less than the 100% Mark, then the Purchaser shall pay to the Trust an amount equal to the product of (a) the quotient of (i) (A) the Gross Profit for the First Twelve Month Period divided by the 100% Mark, expressed as a percentage minus (B) 85%, divided by (ii) 15, multiplied by (b) $260,000.

               (ii) If the sum of (A) the Gross Profit from the Listed Accounts for the Second Twelve Month Period plus (B) the First Twelve Month Excess (the "Second Year Sum") is less than the 85% Mark, then no earn-out amount shall be due for the Second Twelve Month Period. If the Second Year Sum equals or exceeds the 100% Mark, then the Purchaser shall pay to the Trust $260,000 as additional purchase price. If the Second Year Sum is greater than the 85% Mark but less than the 100% Mark, then the Purchaser shall pay to the Trust an amount equal to the product of (a) the quotient of (i) (A) the Second Year Sum divided by the 100% Mark, expressed as a percentage minus (B) 85%, divided by (ii) 15, multiplied by (b) $260,000.

               (iii) Example: Assume Gross Profit from Listed Accounts is $2,000,000 in the Second Twelve Month Period and $2,400,000 in First Twelve Month Period. The Trust would have received $260,000 for the First Twelve Month Period. The earn-out payment for the Second Twelve Month Period would be computed as follows:

        Second Twelve Month Period Gross Profit                   $2,000,000
        First Twelve Month Excess                                    181,000

        Second Year Sum                                           $2,181,000
        Second Year Sum as a Percentage of 100% Mark                      98%
        Second Twelve Month Period Earn-Out                      $   254,800
         (payable 55% in cash and 45% in CDL Stock)

          (c) Payment of each earn-out payment shall be divided between the payment of 55% of the earn-out amount in cash and the payment of 45% of the earn-out amount in shares of CDL Common Stock, valued at Fair Market Value for the relevant earn-out period. Notwithstanding the foregoing, CDL shall not be required to issue fractional shares in connection with the calculation of the stock portion of the earn-out payment. By way of example, if the full $260,000 were earned for a Twelve Month Period, and Fair Market Value were $4 per share, the Trust would be paid $143,000 in cash and would receive 29,250 shares of CDL Common Stock.

          (d) Determination of Adjustments. (i) Not later than 90 days after the end of each of the First and Second Twelve Month Periods, the Purchaser shall deliver to the Trust a review report from the Chief Financial Officer of CDL (the "CFO's Report") detailing the Purchaser's Gross Profit for the relevant Twelve Month Period from the Listed Accounts. The amount of the earn-out payment will then be determined as set forth in Section 2.4(b) above.

               (ii) If the Trust should object to the CFO's Report, it may give notice of its objection to the Purchaser within fifteen (15) business days after its receipt of the CFO's Report. If no such assertion is made within such fifteen (15) day period, or if the Purchaser and the Trust agree upon all matters in dispute, the CFO's Report, as adjusted to reflect any such agreements, and shall be final and binding on all parties hereto for the purpose of determining the earn-out for the relevant Twelve Month Period.

               (iii) If the parties are unable to resolve all items in dispute within 30 days after the delivery of the CFO's Report, those items shall be submitted for resolution to a firm of independent certified public accountants jointly selected by the Trust and the Purchaser. The determination of such accounting firm shall be final and binding upon all parties hereto. Both parties will use their best efforts to resolve these matters as rapidly as practical. The fees of any firm employed pursuant to the provisions of this paragraph shall be borne one-half by the Purchaser and one-half by the Trust.

               (iv) Once the CFO's Report is deemed final and the earn-out amount agreed upon, the Purchaser shall make payment of the earn-out amount to the Trust within five (5) business days of such agreement.

          Section 2.5. Allocation of the Purchase Price. The Purchase Price to be paid to the Seller shall be allocated as set forth in Exhibit B hereto. Each of the parties hereto shall use such allocation in filing their respective Internal Revenue Service Form 8594s, as applicable, and any other tax filings, and none of the parties hereto shall take any position inconsistent with such allocation.

          Section 2.6. Additional Payment.

          (a) Notwithstanding anything to the contrary that may be contained herein, the Assumed Liabilities shall include an amount payable to Gail Gold which is equal to (i) the lesser of (A) Gail Gold's personal federal, state and local income tax rate for 1998 (i.e., the percentage of Gail Gold's taxable income which she actually pays as income taxes for 1998) and (B) 40% times (ii) the taxable income of the Trust for 1998 attributable to the operation of the Business, including depreciation on the building used in the Business and calculated in all other respects in a manner consistent with prior years tax returns (the "98 Trust Business Income"), which 98 Trust Business Income the Trust estimates is approximately $400,000, plus (iii) $175,000 (such total being the "GG Amount") minus (iv) all distributions made by the Trust to or on behalf of Gail Gold from January 1, 1998 through the Closing Date, which the Trust represents is approximately $356,000 and is further set forth in detail on
Schedule 2.2 hereof (the "Distributions").

          (b) On April 15, 1999, (a) if the GG Amount exceeds the Distributions, then the excess shall be paid to Gail Gold or (b) if the Distributions exceed the GG Amount, then the Trust or the Shareholder shall pay such excess to the Purchaser.

          (c) If the parties are unable to agree on the 98 Trust Business Income or the amount of the Distributions, such disagreement shall be submitted for resolution to a firm of independent certified public accountants jointly selected by the Trust and the Purchaser. The determination of such accounting firm shall be final and binding upon all parties hereto. Both parties will use their best efforts to resolve these matters as rapidly as practical. The fees of any firm employed pursuant to the provisions of this paragraph shall be borne one-half by the Purchaser and one-half by the Trust.

          Section 2.7. Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of CDL at 380 Allwood Road, Clifton New Jersey 07012 on February 12, 1999 at 11:00 a.m., effective as of the close of business on that date, or at such other time and date thereafter as the parties hereto may mutually agree, which date shall be referred to as the "Closing Date".


                                   ARTICLE III

              Representations and Warranties of the Selling Parties

          For purposes of this Agreement, all references to (i) the "Transferred Businesses", unless specifically indicated otherwise, shall mean the Business, as defined above, and (ii) the "Transferred Assets", unless specifically indicated otherwise, shall mean the Purchased Assets, as defined above, and/or the assets of Darobin as applicable. Victory, the Trust and the Shareholder, jointly and severally, represent and warrant to the Purchaser and CDL as follows:

          Section 3.1. Organization and Qualification of the Seller and Darobin.

          (a) Each of Victory and Darobin is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation, with full power and authority, corporate and other, to own or lease its respective property and assets and to carry on the Transferred Businesses as presently conducted, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which it is currently conducting the Transferred Businesses or where the failure to be so qualified and in good standing would not reasonably be expected to result in a Material Adverse Change. Each jurisdiction in which either Victory or Darobin is required to be so qualified is listed on Schedule 3.1. Neither Victory nor Darobin has any subsidiary corporations.

          (b) The Trust remains in full force and effect. The Trust has the full power and authority, trust and other, to own or lease its respective property and assets and to carry on the Transferred Businesses as presently conducted.

          Section 3.2. Authorization.

          (a) Victory has full power and authority, corporate and other, to execute and deliver this Agreement, the instruments of transfer and other documents and to perform its obligations hereunder and thereunder, all of which have been duly authorized by all requisite corporate action. The Shareholder, in his capacity as the trustee under the Trust, has full power and authority under the Trust Agreement to execute and deliver this Agreement and to perform his obligations hereunder, all of which have been duly authorized by all requisite action under the Trust Agreement or otherwise. Each of this Agreement and each such instrument of transfer has been or, at the time of delivery will be, duly authorized, executed and delivered by the Selling Parties, as applicable, and constitutes or, at the time of delivery will constitute, a valid and binding agreement of such Selling Party enforceable against such Selling Party in accordance with its terms.

          (b) The Shareholder, both in his individual capacity and as trustee of the Trust, and/or Gail Gold, as trustee of the Trust, each individually have the capacity to execute and deliver this Agreement, the instruments of transfer and the other documents to be delivered by him and/or the Trust pursuant to this Agreement and to perform his and the Trust's obligations hereunder and thereunder. Neither the Shareholder, both in his individual capacity and as trustee of the Trust, nor Gail Gold, as trustee of the Trust, is under any impairment or other disability, legal, physical, mental or otherwise, whether or not arising out of the Trust Agreement, that would preclude or limit the ability of the Shareholder or the Trust to perform his or its obligations hereunder or thereunder. This Agreement and each instrument of transfer to be delivered in connection herewith constitutes or, at the time of delivery will constitute, a valid and binding agreement of the Shareholder and the Trust enforceable against the Shareholder and the Trust in accordance with its terms.

          (c) The Shareholder is (i) the owner of 25% of the capital stock of Victory, (ii) the sole shareholder of Darobin and (iii) the co-trustee and sole remainder beneficiary of the Trust. Gail Gold is the owner of 75% of the capital stock of Victory and the co-trustee and sole income beneficiary of the Trust.

          Section  3.3.  Non-contravention.  Except  as  otherwise  set forth in
Schedule 3.3, neither the execution and delivery of this Agreement or the instruments of transfer nor the performance by the Selling Parties of their respective obligations hereunder and thereunder will (i) contravene (1) any provision contained in Victory's Certificate of Incorporation or By-laws, (2) the Trust Agreement, or (3) any provision contained in Darobin's Certificate of Incorporation or By-laws, (ii)violate or result in a breach (with or without the lapse of time, the giving of notice or both) of or constitute a material default under (A) any contract, agreement, commitment, indenture, mortgage, lease, pledge, note, license, permit or other instrument or obligation of any Selling Party or (B) any judgment, order, decree, law, rule or regulation or other restriction of any Governmental Authority, in each case to which any Selling Party is a party or by which any Selling Party is bound or to which any of their respective assets or properties are subject, (iii) result in the creation or imposition of any lien, claim, charge, mortgage, pledge, security interest, equity, restriction or other encumbrance (collectively, "Encumbrances") on any of the Transferred Assets or (iv) result in the acceleration of, or permit any Person to accelerate or declare due and payable prior to its stated maturity, any Assumed Liability or any liability of Darobin.

          Section 3.4. No Consents. Except as set forth in Schedule 3.4, no notice to, filing with, or authorization, registration, consent or approval of any Governmental Authority or other Person is necessary for (i) the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by any Selling Party or (ii) the assignment of any of the Assumed Contracts or (iii) the prevention of the acceleration or termination of any agreement to which Darobin is a party.

          Section 3.5. The Transferred Assets. Except for the Hubert Street Property, the Transferred Assets constitute all of the rights, properties and assets which are necessary for the conduct of the Transferred Businesses. No third party (including any Affiliate) owns or has any interest by lease, license or otherwise in any of the Transferred Assets. The documents of transfer to be executed and delivered by the Seller and the Shareholder at the Closing will be sufficient to convey good and marketable title to the Purchased Assets and the Darobin Share to the Purchaser, free and clear of all Encumbrances, except for the lien of taxes not yet due and payable and encumbrances created by the Purchaser or CDL.

          Section 3.5A. Capitalization; Ownership of Shares.

          (a) Darobin's authorized capital stock consists solely of 200 authorized shares of Common Stock of which 100 shares of Common Stock are issued and outstanding. Darobin does not have any shares of Common Stock reserved for issuance, and Darobin does not have any outstanding option, warrant, right, call or commitment relating to its capital stock or any outstanding securities or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire from it, any shares of its capital stock. There are no pre-emptive or other subscription rights with respect to any shares of Darobin's capital stock and all of the issued and outstanding shares of capital stock of Darobin have been duly authorized, validly issued, are fully paid and are nonassessable.

          (b) The Shareholder owns all of the Darobin Shares beneficially and of record, free and clear of any Encumbrances. There are no voting trust arrangements, shareholder agreements or other agreements (i) granting any option, warrant or right of first refusal with respect to the Darobin Shares to any Person, (ii) restricting the right of the Shareholder to sell the Darobin Shares to the Purchaser, or (iii) restricting any other right of the Shareholder with respect to the Darobin Shares. The Shareholder has the absolute and unrestricted right, power and capacity to sell, assign and transfer the Darobin Shares to the Purchaser free and clear of any Encumbrances (except for restrictions imposed generally by applicable securities laws). Upon delivery to the Purchaser of the certificates representing the Darobin Shares at Closing in exchange for the consideration to be paid by the Purchaser at the Closing, the Purchaser will acquire good, valid and marketable title to the Darobin Shares, free and clear of any Encumbrances (except for Encumbrances created by the Purchaser and restrictions imposed generally by applicable securities laws).

          Section  3.6.  Personal  Property.  Except as  otherwise  set forth in
Schedule 3.6, each of the Companies has good and marketable title to (or valid leasehold or contractual interests in) all personal property comprising the Transferred Assets, free and clear of any Encumbrances, except for the lien of taxes not yet due and payable. All machinery, equipment, furniture, fixtures and other personal property used in the Transferred Businesses and included in the Transferred Assets is in good operating condition and fit for operation in the ordinary course of business (subject to normal wear and tear).

          Section 3.7. Real Property. Other than the Hubert Street Property, none of the Companies own any real property. All operations of the Companies are conducted out of the Hubert Street Property except for the Companies' offices in Chicago and California listed on Schedule 3.7. All leases are oral month-to-month leases which can be terminated at any time by tenant on no more than one month's notice without penalty or cost. The Purchaser shall not be responsible for any obligations of the Seller with respect to the Hubert Street Property nor for any other lease obligation or obligation with respect to any real property except with respect to obligations arising after the Closing Date under (1) the Lease or (2) any other month-to-month lease expressly assumed by the Purchaser. With respect to the Hubert Street Property and all other properties leased by the Companies which are to be assumed by the Purchaser, such plants, structures and buildings are in good operating condition and fit for operation in the ordinary course of business (subject to normal wear and tear) with no structural or other defects that could interfere with the conduct of normal operations of such facilities and are suitable for the purposes for which they are currently being used. Neither the Seller nor Darobin is in violation of any building, zoning, anti-pollution, health, occupational safety or other law, ordinance or regulation regarding its plants, structures and equipment or their operations.

          Section 3.8. Predecessor Status. Set forth in Schedule 3.8 is a listing of all names of all predecessor companies of each of the Companies, including the names of any entities from whom within the last five years any of the Companies previously acquired significant assets. None of the Companies have been a subsidiary or division of another corporation or a part of any acquisition which was later rescinded. Set forth on Schedule 3.8 is a listing of each business name used by any of the Companies and their respective predecessors and by any companies acquired by or merged into either of them, and each state and county in which any such trade name is registered, if any.

          Section 3.9. Employment Matters; No Collective Bargaining Agreement.

          (a) Except as set forth on Schedule 3.9(a), none of the Companies have any employee benefit plans of any kind or nature (including but not limited to plans under ERISA). The Purchaser and CDL shall have no obligation under or related to any such plan to any employee of the Seller hired by the Purchaser. There are no written employment or compensation agreements with any employees of any of the Companies. All employees of each of the Companies are employees-at-will. All accrued vacation pay and employee benefits due to the employees of the Companies have been paid in full or accrued on the balance sheet for the eleven months ended November 30, 1998 included as part of the Financial Statements (as defined in Section 3.10 below).

          (b) No employees of the Companies have been, or are currently represented by, any labor union or covered by any collective bargaining agreement nor, to the best knowledge of the Selling Parties and except as set forth on Schedule 3.9(b) is any organization campaign to establish such representation in progress. Except as set forth on Schedule 3.9(b), there is no pending or, to the Selling Parties' knowledge, threatened labor dispute involving any of the Companies. Except as set forth on Schedule 3.9(b), none of the Companies have experienced any labor interruption, strike, slowdown, picketing, work stoppage or other labor dispute over the past three years, nor has any application or complaint about any of the Companies filed by an employee or any union with the National Labor Relations Board or any comparable state or local agency in the past five (5) years. Each of the Companies considers its respective relationship with its employees to be good. None of the Companies are bound by nor subject to (and none of their respective assets or properties are bound by or subject to) any arrangement with any labor union.

          (c) Schedule 3.9(c) contains a true and complete list of the employees currently employed by each of the Companies, indicating the title or position of each and a description of any agreements concerning such employees and the current compensation payable by the Companies, as applicable, to each employee.

          Section 3.10. Financial Statements. (a) The Selling Parties have previously delivered to the Purchaser: (i) a true and complete copy of the combined audited balance sheet as of December 31, 1997 of Victory, the Trust and Darobin and the related audited statements of income and cash flows for the fiscal year then ended, with notes thereto, (ii) a true and complete copy of the audited balance sheet as of July 31, 1998 of Victory, the Trust and Darobin and the related audited statements of income and cash flows for the seven (7) months then ended, and (iii) a true and complete copy of the unaudited balance sheet as of November 30, 1998 of Victory, the Trust and Darobin and the related statements of income and cash flows for the eleven (11) months then ended, certified by the Seller's chief financial officer (collectively, the "Financial Statements"), all of which are set forth on Schedule 3.10. The Financial Statements have been prepared in conformity with GAAP, applied on a consistent basis throughout the respective periods and present fairly in all material respects the financial condition and results of operations of the respective entity covered thereby as of and for the periods included therein.

          (b) The Selling Parties have also delivered to the Purchaser a pro forma balance sheet of the Companies as of November 30, 1998 adjusted to show the effect on the balance sheet of this transaction as if it has occurred on such date (i.e. deleting the Excluded Liabilities and the Retained Assets). Such pro forma balance sheet accurately presents the assets and liabilities of the Companies that would have been acquired or assumed by the Purchaser if this transaction had occurred on such date.

          Section 3.11. Absence of Certain Developments.  Except as set forth in
Schedule 3.11, since July 31, 1998, there has not been any Material Adverse Change, or any other development specific to the Companies (i.e., developments other than changes in the economy) which could reasonably be expected to result in a prospective Material Adverse Change. Except as set forth in Schedule 3.11, since July 31, 1998, the Seller and Darobin have conducted the Transferred Businesses in the ordinary and usual course consistent with past practices and neither has (i) sold, leased, transferred or otherwise disposed of any of the assets of the Transferred Businesses to any Person, including, without limitation, any shareholder any of the Companies (other than dispositions in the ordinary course of business consistent with past practices), (ii) breached, terminated or amended in any material respect any contract or lease to which any of the Companies is a party or to which it is bound or to which their respective properties are subject, (iii) suffered any material loss, damage or destruction to their respective properties whether or not covered by insurance, (iv) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, (v) incurred any liabilities other than in the ordinary course of business, (vi) incurred, created or suffered to exist any Encumbrances on the Transferred Assets or the Darobin Shares, (vii) made any plan, agreement or arrangement granting any preferential rights to purchase or acquire any of the Transferred Assets or the Darobin Shares or requiring consent of any party to the transfer of the Transferred Assets or the Darobin Shares or assignment of the accounts to be assumed by the Purchaser (as detailed on Schedule 3.19), (viii) breached or violated any law, statute, rule or regulation applicable to any of the Companies or the Transferred Businesses in any material respect, (ix) declared or paid any dividend or distribution on its capital stock, or repurchased or otherwise acquired any shares of its capital stock or any option, warrant, right, call or commitment relating to its capital stock or any outstanding securities or obligations convertible into or exchangeable for any shares of its capital stock, (x) except in the ordinary course of business consistent with past practices, increased the compensation payable or to become payable to any of its officers or employees or increased any bonus, severance, accrued vacation, insurance, pension or other employee benefit plan, payment or arrangement made by it for or with any such officers or employees, (xi) suffered any labor dispute, strike or other work stoppage, (xii) made or obligated itself to make any capital expenditures in excess of $10,000 individually or in the aggregate, (xiii) entered into any contract or other agreement requiring it to make payments in excess of $10,000 per annum, individually or in the aggregate, other than in the ordinary course of business consistent with past practices,
(xv) amended its respective Certificate of Incorporation, by-laws or Trust Agreement, as applicable, or taken any action in contemplation of any such amendment or in contemplation of such entity's liquidation or dissolution and, to the Selling Parties' best knowledge, no such action has been taken by the shareholders, directors, officers or trustees of such entities, (xv) declared, set aside for payment or paid any dividend or distribution on any shares of the capital stock of Victory or Darobin or for the beneficiaries of the Trust, (xvi) repurchased or otherwise acquired any shares of the capital stock of Victory or Darobin or any option, warrant, right, call or commitment relating to the capital stock of Victory or Darobin or any outstanding securities or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire from it, any such shares or (xiv) entered into any agreement to do any of the foregoing.

          Section 3.12. Governmental Authorizations; Licenses. The Transferred Businesses have been operated in compliance with all material applicable laws, rules, regulations, codes, ordinances and orders of all Governmental Authorities, including but not limited to, those related to: pricing, sales or distribution of products, antitrust, trade regulation, trade practices, sanitation, land use and similar laws. Each of the Companies has all permits, licenses, approvals, certificates, titles, fuel permits, franchises, operating authorities (including any necessary FAA or ICC operating authorities), state operating licenses or registrations and other interstate or intrastate regulatory licenses and other authorizations, and has made all notifications, registrations, certifications and filings with all Governmental Authorities, necessary for the operation of the Transferred Businesses as currently conducted by any of the Companies, as applicable, except for those which, individually or in the aggregate could not reasonably be expected to result in a Material Adverse Change. There is no action, case or proceeding pending or, to the Selling Parties' best knowledge after due investigation, threatened by any Governmental Authority with respect to (i) any alleged violation by any of the Companies or their respective Affiliates of any law, rule, regulation, code, ordinance, order, policy or guideline of any Governmental Authority, or (ii) any alleged failure by any of the Companies or their respective Affiliates to have any permit, license, approval, certification or other authorization required in connection with the operation of the Transferred Businesses. No notice of any violation of such laws has been received by any Selling Party. Schedule 3.12 sets forth a true and complete list of all of the permits, licenses, approvals, certificates, registrations and other authorizations of either the Seller or Darobin relating to the Transferred Businesses (the "Authorizations"). Such Authorizations are in full force and effect and no Selling Party has received notification of the suspension or cancellation of, or the intent to cancel, terminate or not renew, any thereof.

          Section 3.13. Litigation. Except as otherwise set forth in Schedule 3.13, there are no lawsuits, actions, proceedings, claims, orders or investigations by or before any Governmental Authority pending or, to the Selling Parties knowledge after due investigation, threatened against any Selling Party relating to the Transferred Businesses, the Transferred Assets, or seeking to enjoin the transactions contemplated hereby or which could have a material adverse effect on such transactions or on the Purchaser. The litigation listed on Schedule 3.13 is fully covered by insurance. Notwithstanding any listing on Schedule 3.13, the Purchaser is not assuming any litigation or judgments of the Seller, and the Selling Parties will indemnify, defend and hold the Purchaser harmless with respect to all such matters.

          Section 3.14. Undisclosed Liabilities. The obligations and liabilities of Darobin consist solely of the following: (i) trade payables and accrued expenses as of November 30, 1998 originating in the ordinary course of business and listed on Schedule 3.14, (ii) liabilities incurred by Darobin in the ordinary course of its business from and after November 30, 1998 to and including the Closing Date and (iii) obligations of Darobin arising after the Closing Date to perform continuing services required after the Closing Date under executory contracts detailed on Schedule 3.19. Darobin has no other liabilities.

          Section 3.15. Taxes. All federal, state, county, local and foreign tax returns and reports of each of the Companies or any of their respective Affiliates required to be filed which relate to or affect the Transferred Businesses or the Transferred Assets have been duly filed. There are no examinations in progress or claims against any of the Companies for federal, state, local and other taxes (including penalties and interest) for any period or periods and no notice of any claim for taxes, whether pending or threatened has been received. All federal, state, county, local, foreign and any other taxes (including all income, withholding and employment taxes), assessments (including interest and penalties), fees and other governmental charges with respect to the employees, properties, assets, income or franchises of any of the Companies or any of their respective Affiliates relating to or affecting the Transferred Businesses or the Transferred Assets have been paid or duly provided for in the Financial Statement, or are being contested in good faith by appropriate proceedings as disclosed on Schedule 3.15 and adequate reserves therefor have been established pursuant to GAAP, or have arisen after November 30, 1998 in the ordinary course of business. There are no tax liens on any of the Transferred Assets except for the lien of taxes not yet due and payable.

          Section 3.16. Insurance. At all times prior to the execution of this Agreement, each of the Companies has maintained appropriate and adequate insurance policies covering the Transferred Assets and all aspects of the Transferred Businesses. Such insurance policies are currently in full force and have remained in full force and effect through the Closing. Schedule 3.16 lists all insurance policies in effect with respect to any of the Companies or the Transferred Businesses during the past three (3) years, showing, as to each policy or binder, the carrier, policy number, coverage limits, expiration dates, annual premiums, deductibles or retention levels and a general description of the type of coverage provided.

          Section 3.17. Environmental Matters. Except as set forth on Schedule 3.17, (i) the Transferred Businesses are being and have been conducted in compliance with all Environmental Laws, (ii) the Transferred Businesses have, and at all times have had, all permits, licenses and other approvals and authorizations required under applicable Environmental Laws for the operation of the Transferred Businesses, (iii) no Selling Party has received any notice from any Governmental Authority that any of the Companies or any of their respective Affiliates may be a potentially responsible party in connection with any waste disposal site or facility used, directly or indirectly, by or otherwise related to the Transferred Businesses, (iv) no reports have been filed, or have been required to be filed, by any Selling Party, concerning the release of any Regulated Substance or the violation of any Environmental Law, on or at the properties used in the Transferred Businesses; (v) there have been no environmental investigations, studies, audits, tests, reviews, or other analyses conducted by or which are in the possession of the Seller or Darobin or any their respective Affiliates relating to the Transferred Businesses, true and complete copies of which have not been delivered to the Purchaser and CDL prior to the date hereof, (vi) no Regulated Substance has been disposed of, transferred, released or transported from any of the Companies' business premises, other than as permitted under applicable Environmental Law pursuant to appropriate regulations, permits or authorizations, and (vii) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or other proceedings pending or threatened against the
Transferred Businesses or the Seller, Darobin or any of their respective Affiliates with respect to the Transferred Businesses or the Transferred Assets relating to any violations, or alleged violations, of any Environmental Law, and none of the Companies nor any of their respective Affiliates nor the Shareholder have received any notices, demand letters or requests for information, arising out of, in connection with, or resulting from, a violation, or alleged violation, of any Environmental Law, and none of the Companies nor any of their respective Affiliates or the Shareholder have been notified by any Governmental Authority or any other Person that the Transferred Businesses or the Transferred Assets have, or may have, any liability pursuant to any Environmental Law.

          Section 3.18. Proprietary Rights. (a) All of the Seller's and Darobin's Proprietary Rights are listed in Schedule 3.18. Except as disclosed in
Schedule 3.18, the Seller or Darobin, as applicable, own and possess all right, title and interest in the Proprietary Rights. Upon consummation of the transactions contemplated hereby, the Purchaser will own all right, title and interest in, the Proprietary Rights of the Seller. The Seller and Darobin each have taken all necessary or desirable action to protect their respective Proprietary Rights. The transactions contemplated by this Agreement will have no material adverse effect on the Seller's or Darobin's right, title and interest in the Proprietary Rights.

          (b) No claim by any third party contesting the validity, enforceability, use or ownership of any Proprietary Rights of any of the Companies has been made, is currently pending or, to the Companies' knowledge after due investigation, is threatened. None of the Companies have received any notice of, nor is either aware of any fact which indicates a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to any of such Proprietary Rights. None of the Companies have infringed, misappropriated or otherwise conflicted with any rights of any third parties, nor is it aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of the Transferred Businesses as now conducted.

          Section 3.19. Material Customers, Contracts and Commitments.

          (a) Schedule 3.19 sets forth a list (the "Customer List") of all customers (including names, addresses, contact persons, and telephone and facsimile numbers) with whom any of the Companies (i) currently does business,
(ii) is currently actively pursuing as a prospective customer, or (iii) has done business with since January 1, 1996.

          (b) True and complete copies of all material written contracts, including any amendments thereto, have been delivered by the Selling Parties to the Purchaser and such documents constitute the legal, valid and binding obligation of each of the Companies, as applicable, and, to the Selling Parties' knowledge, each other party purportedly obligated thereunder. Schedule 3.19 lists all such material contracts of each of the Companies. Those contracts of the Selling Parties set forth on Schedule 3.19 followed by an asterisk are to be assumed by the Purchaser (either expressly as to the Seller's contracts or by operation of law as to Darobin's contracts) (the "Assumed Contracts"), and all other listed Contracts are not being assigned or assumed. Except as set forth on
Schedule 3.19, all of the Assumed Contracts are assignable to the Purchaser without the consent of any party thereto (or, with respect to Assumed Contracts as to which Darobin is a party, if any, the change of control of Darobin is not prohibited by or a breach of the Assumed Contract). Except for the Assumed Contracts, the Purchaser is not assuming any obligations or liabilities under any of the Seller's contracts or agreements with customers or suppliers or otherwise.

          (c) Schedule 3.19 lists the ten (10) largest customers (in terms of sales) of the Companies for the fiscal year ended December 31, 1997 and the first eleven months of 1998 and the revenues received from each such customer during fiscal 1997 and the first eleven months of 1998. Except to the extent noted in Schedule 3.19, no one customer or group of related customers of the Companies accounted for more than 5% of the revenues of the Companies for either
(x) the year ended December 31, 1997 or (y) the eleven (11) months ended November 30, 1998. Except to the extent set forth on Schedule 3.19, (i) none of the Companies' customers listed on Schedule 3.19 have canceled or substantially reduced or, to the knowledge of the Selling Parties are currently attempting or making serious threats to cancel or substantially reduce the amount of business done with any of the Companies and (ii) the Seller and Darobin each have complied with all material commitments and obligations to each customer pertaining to them, neither is in material default to any customer and no notice of default has been received.

          (d) Except as disclosed in Schedule 3.19, none of the Companies are in, nor have any of the Companies given or received notice of any material default or claimed, purported or alleged material default, that, with notice or lapse of time, or both, would constitute a material default by any of the Companies (or give rise to a termination right) in the performance of any of their obligations to be performed under any of their respective contracts with its customers.

          Section 3.20. Accounts Receivable. Schedule 3.20 sets forth a true and complete listing of all Accounts Receivable as of November 30, 1998 of the Companies and an aging schedule reflecting the aggregate amount of all such Accounts Receivable outstanding (i) 30 days or less, (ii) more than 30 days but less than or equal to 60 days, (iii) more than 60 days but less than or equal to 90 days and, (iv) more than 90 days. All of such Accounts Receivable as of November 30 and as of the Closing Date have arisen in the ordinary and regular course of business, represent bona fide transactions with third parties and are not subject to any material counterclaims or material offsets (except for those for which adequate reserves have been established in accordance with GAAP), have been billed in the ordinary course of business consistent with past practices.

          Section 3.21. Books and Records. The books and records of each of the Companies, including financial records and books of account, are complete and accurate and have been maintained in accordance with GAAP, to the extent applicable, and sound business practices.

          Section 3.22. Brokers. No Person is or will be entitled to a broker's, finder's, investment banker's, financial adviser's or similar fee from the Selling Parties in connection with this Agreement or any of the transactions contemplated hereby. The Selling Parties have not employed any broker or agent in connection with the transactions contemplated by this Agreement.

          Section 3.23. Net Worth of the Companies. As of November 30, 1998 and the date hereof, each of Victory, the Trust and Darobin have positive net worths and none of them is subject to any bankruptcy or insolvency proceedings. Victory and the Trust each will be able to satisfy all of its debts in full as they come due, notwithstanding the division of the Purchase Price among the Selling Parties. Each Selling Party agrees to remain responsible to the creditors of the others to the extent of Purchase Price received.

          Section 3.24. Year 2000. The Selling Parties have provided to the Purchaser all information available to them with respect to whether the performance or the functionality of computer systems or software used by the Companies will be materially affected by dates in, into and between the 20th and 21st centuries.

          Section 3.25. Affiliates. No Selling Party has any interest in, nor affiliation with, any entity or person in the air or ground messenger or delivery business or any related business except as set forth in Schedule 3.25 (other than a passive interest of not more than three (3%) percent of the capital stock of a company whose stock is traded on a national securities exchange or over-the-counter).

          Section 3.26. Full Disclosure. No representation or warranty made by any Selling Party in this Agreement, any Schedule, any Exhibit or any certificate delivered, or to be delivered, by or on behalf of any Selling Party pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE IV

          Representations and Warranties of the Purchaser and CDL

          The Purchaser and CDL represent and warrant to the Selling Parties as follows:

          Section 4.1. Organization. The Purchaser and CDL are each corporations duly organized, validly existing and in good standing under the laws of the States of New Jersey and Delaware, respectively and have full power and authority, corporate and other, to own their respective property and assets and to carry on their respective businesses as presently conducted except where the failure to be so qualified would not have a material adverse effect on their respective businesses.

          Section 4.2. Authorization. The Purchaser and CDL have full power and authority, corporate and other, to execute and deliver this Agreement and to perform their respective obligations hereunder, all of which have been duly authorized by all requisite corporate action. This Agreement, has been or, at the time of delivery will be, duly authorized, executed and delivered by the Purchaser and CDL and constitute or, at the time of delivery will constitute, a valid and binding agreement of the Purchaser and CDL, enforceable against the Purchaser and CDL in accordance with its terms.

          Section 4.3. Non-contravention. Neither the Purchaser nor CDL is subject to any provision of their respective Certificates of Incorporation or By-laws or any agreement, instrument, law, rule, regulation, order, decree or judgment of any Governmental Authority or other restriction that would prevent the consummation of the transactions contemplated by this Agreement.

          Section 4.4. No Consents. No notice to, filing with, or authorization, registration, consent or approval of any Governmental Authority or other Person is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by the Purchaser and CDL.

          Section 4.5. Brokers. No person is or will be entitled to a broke's, finder's, investment banker's, financial adviser's or similar fee from the Purchaser or CDL in connection with this Agreement or any of the transactions contemplated hereby.

          Section 4.6. SEC Filings. CDL has delivered to the Selling Parties (i) its Annual Reports on Form 10-K for year of the years ended December 31, 1997 and 1996, (ii) its Quarterly Reports on Form 10-Q for the nine month period ended September 30, 1998 and (iii) its Current Report on Forms 8-K, filed on October 19, December 11 and December 22, 1998 (the "SEC Filings"). The SEC Filings are true, complete and correct in all material respects except that the Selling Parties acknowledge that they are aware of CDL's recent mezzanine financing and have received adequate information with respect thereto. To Be Added if 8-K is not filed prior to Closing. The financial statements contained in the SEC Filings are true, complete and correct in all material respects and fairly represent in all material respects the consolidated financial position of CDL as of the respective dates thereof and the results of operations for the periods then ended and have been prepared in accordance with GAAP consistently applied on a basis consistent with prior periods.

[Open re:  8-K on mezzanine financing].

          4.7 Legal Proceedings. There are no claims, actions, suits, proceedings, arbitrations or investigations, either administrative or judicial, pending or, to the actual knowledge of CDL, threatened by or against CDL or any of its subsidiaries and their employees, environmental matters or matters specifically relating to the transactions contemplated by this Agreement, at law or in equity, or other before any court, government agency or body, domestic or foreign on or before any arbitrator of any kind, including, without limitation, any which arose after September 30, 1998 which would be required to be disclosed in filings required to be made with the SEC and are not so disclosed in the SEC Filings.

          4.8. CDL Common Stock. The CDL Common Stock to be issued hereunder shall be duly authorized, fully paid and non-assessable. No Encumbrances or restrictions exist on the CDL Common Stock, except restrictions on transfer pursuant to state and federal securities laws and pursuant to Section 5.11 below.

                                    ARTICLE V

                            Covenants and Agreements

          Section 5.1. Closing Documents. The Selling Parties shall, prior to or on the Closing Date, execute and deliver, or cause to be executed and delivered to the Purchaser and CDL, the documents or instruments described in Section 6.2. The Purchaser and CDL shall, prior to or on the Closing Date, execute and deliver, or cause to be executed and delivered, to the Selling Parties, the documents or instruments described in Section 6.3.

          Section 5.2. Transfer and Property Taxes. (a) The Selling Parties shall pay any stamp, transfer, sales, purchase, use or similar tax under the laws of any Governmental Authority arising out of or resulting from the purchase of the Purchased Assets or the Shares ,except that the Purchaser shall pay 50% of any sales or use tax due on the Purchased Assets. Purchaser may escrow from the cash portion of the Purchase Price payable to Victory a sum equal to its reasonable estimate of the 50% sales or use tax to be paid by the Selling
Parties and thereafter use such escrow for such payments. The Selling Parties and the Purchaser shall co-operate in preparing and filing the required tax returns and other required documents with respect to the taxes and fees required to be paid pursuant to the preceding sentence and shall promptly provide each other with evidence of the payment of such taxes and fees.

          (b) The Selling Parties shall (i) prepare and file all tax returns reporting (1) the income of the Seller attributable to the Purchased Assets or the operation of the Business for all periods ending prior to or on the Closing Date, (2) the income of the Shareholder arising on the Closing Date from the sale to the Purchaser of the Darobin Shares and (iii) the income of the Seller arising on the Closing Date from the sale to the Purchaser of the Purchased Assets, (ii) be responsible for the conduct of all tax examinations relating to the tax returns referred to in (i) above, and (iii) pay all taxes (1) attributable to the Purchased Assets or the operation of the Business due with respect to the tax returns referred to in (i) and (ii) above and (2) owing with respect to the tax returns referred to in (i) above. The Purchaser and/or CDL shall prepare and file all tax returns reporting the income attributable to the ownership of the Purchased Assets and the operation of the Business for all periods beginning after the Closing and shall be liable for and pay all taxes due in respect of such tax returns.

          Section 5.3. Non-Competition and Confidentiality Agreement.

          (a) For a period of five (5) years after the Closing Date (or, with respect to the Shareholder, such longer period of time as may be indicated in any employment, consulting or other agreement with the Purchaser or CDL), no Selling Party will directly or indirectly:

               (i) engage in the small package delivery business in competition with the Purchaser or CDL or any of the subsidiaries of either thereof, in any of the States of New York, New Jersey or Connecticut (the "Territory");

               (ii) call upon any person who is, at that time, an employee of Darobin, the Purchaser or CDL (including the subsidiaries of either thereof) in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of Darobin, the Purchaser or CDL;

               (iii) call upon any person or entity (x) which is, at that time, or which has been, within one (1) year prior to that time, a customer of Darobin, the Purchaser or CDL (including the subsidiaries of either thereof) or (y) which was a customer of any of the Companies in the 18 month period preceding the Closing, for the purpose of soliciting or selling products or services in direct competition with Darobin, the Purchaser or CDL anywhere in the United States; or

               (iv) use for its own benefit or divulge or convey to any third party, any Confidential Information (as hereinafter defined) relating to the Transferred Business. For purposes of this Agreement, Confidential Information consists of all information, knowledge or data relating to the Transferred Business including, without limitation, customer and supplier lists, formulae, trade know-how, processes, secrets, consultant contracts, pricing information, marketing plans, product development plans, business acquisition plans and all other information relating to the operation of the Transferred Business not in the public domain or otherwise publicly available. Information which enters the public domain or is publicly available loses its confidential status hereunder so long as no Selling Party directly or indirectly causes such information to enter the public domain.

          Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit the Shareholder from acquiring, as an investment, not more than three percent (3%) of the capital stock of a competing business whose stock is traded on a national securities exchange or over-the-counter.

          (b) The Selling Parties acknowledge that the restrictions contained in this Section 5.3 are reasonable and necessary to protect the legitimate interests of the Purchaser and CDL and that any breach by any of the Selling Parties of any provision hereof will result in irreparable injury to the Purchaser and CDL. The Selling Parties acknowledge that, in addition to all remedies available at law, the Purchaser and CDL shall be entitled to equitable relief, including injunctive relief, and an equitable accounting of all earnings, profits or other benefits arising from such breach and shall be entitled to receive such other damages, direct or consequential, as may be appropriate. Neither the Purchaser nor CDL shall be required to post any bond or other security in connection with any proceeding to enforce this Section 5.3.

          (c) It is specifically agreed that the five (5) year period stated at the beginning of this Section 5.3, during which the agreements and covenants of the Selling Parties shall be effective, shall be computed by excluding from such period any time during which any Selling Party is in violation of any provision of this Section 5.3.

          (d) All of the covenants on this Section 5.3 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim of any Selling Party against Purchaser or CDL shall not constitute a defense to the enforcement of such covenants; provided, however, that failure to pay material amounts finally determined to be due under the Note or the earn-out provisions of Section 2.4 shall constitute a defense.

          Section 5.4. Best Efforts; Further Assurances. (a) Subject to the terms and conditions herein provided, the Selling Parties shall use their best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Each of the Selling Parties will use their respective best efforts to obtain consents of all Governmental Authorities and third parties necessary to the consummation of the transactions contemplated by this Agreement. In the event that at any time after Closing any further action is necessary to carry out the purposes of this Agreement, the Selling Parties shall take all such action without any further consideration therefor.

          (b) The Selling Parties also shall take such actions and deliver such documents as the Purchaser may reasonably request from time to time to perfect the Purchaser's title to the Purchased Assets and the Darobin Shares and to assist in the assignment of any Assumed Contracts and obtaining any necessary or desirable consents.

          Section 5.5. Employment Matters regarding the Seller. (a) CDL and the Purchaser shall have the right but not the obligation to hire any employees of the Seller. The Seller shall remain solely responsible for all amounts due to such employees through the Closing Date unless such liabilities are set forth on
Schedule 1.1AL and shall indemnify, defend and hold harmless the Purchaser and CDL for such liabilities.

          (b) On the Closing Date, the Purchaser and the Shareholder shall enter into a consulting agreement in the form attached hereto as Exhibit C.

          Section 5.6. Audited Financial Statements of the Seller and Darobin. All fees and expenses of Arthur Andersen LLP incurred in connection with any audits of the financial statements of the Seller and Darobin, including without limitation the audited financial statements of the Seller for the fiscal year ended December 31, 1997 and the seven months ended July 31, 1998, shall be the sole responsibility of the Purchaser.

          Section 5.7. Access and Information. No investigation by the Purchaser and CDL heretofore or hereafter made shall modify or otherwise affect any representations and warranties of the Selling Parties, which shall survive any such investigation, or the conditions to the respective obligations of the Purchaser and CDL to consummate the transactions contemplated hereby.

          Section 5.8 Restrictions on Transfer. (a) The Trust acknowledges that it has been advised that he might be considered to be an "affiliate" of the Companies for purposes of Rule 145 ("Rule 145") of the General Rules and Regulations (the "Rules and Regulations") of the SEC under the Securities Act. The Trust represents and warrants to, and agrees with, the Purchaser and CDL that:

               (i) The Trust shall not make any sale, transfer or other disposition of CDL Common Stock in violation of the Securities Act or the Rules and Regulations promulgated thereunder.

               (ii) The Trust has been advised that the offering, sale and delivery of the CDL Common Stock to him pursuant hereto has been registered under the Securities Act on a Registration Statement on Form S-4. The Shareholder has also been advised, however, that since he may be deemed to be an "affiliate" of the Companies as of the date hereof, any public offering or sale by him of any of the CDL Common Stock will, under current law, require either (i) the further registration under the Securities Act of the CDL Common Stock to be offered and sold, (ii) compliance with Rule 145, or (iii) the availability of another exemption from such registration under the Securities Act.

               (iii) The Trustees of the Trust have read the provisions of this Agreement, including the provisions of this Section 5.8, and has discussed their requirements and other applicable limitations upon his ability to sell, transfer or otherwise dispose of the CDL Common Stock, to the extent the Shareholder felt necessary, with his counsel.

               (iv) The Trust has been informed by the Purchaser and CDL that the CDL Common Stock has not been registered under the Securities Act for distribution by the Shareholder and that the CDL Common Stock must be held by the Trust for at least one year unless (i) such shares of CDL Common Stock have been registered for distribution under the Securities Act, (ii) a sale of the shares of CDL Common Stock is made in conformity with the volume and other limitations of Rule 145, or (iii) in the opinion of counsel acceptable to the Purchaser and CDL, some other exemption from registration under the Securities Act is available with respect to any such proposed sale, transfer or other disposition of the shares of CDL Common Stock.

               (v) The Trust understands that stop transfer instructions will be given to CDL's transfer agent with respect to the shares of the CDL Common Stock and that there will be placed on the certificates for the shares of the CDL Common Stock, or any substitutions therefor, a legend stating in substance:

                "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended (the "Act"), applies, and may be sold or otherwise transferred only in compliance with the limitations of such Rule 145, or upon receipt by the Company of an opinion of counsel acceptable to it that some other exemption from registration under the Act is available, or pursuant to a registration statement under the Act.

               (vi) The Trust hereby agrees that, for a period of one (1) year following the Closing Date, the Trust will obtain an agreement similar to this from each transferee of the CDL Common Stock sold or otherwise transferred by the Trust, but only if such transaction is effected other than in a transaction involving a registered public offering or as a sale pursuant to Rule 145.

          (b) CDL agrees that the restrictions set forth in Section 5.8(a) shall terminate and be of no further force and effect, the legend set forth in Section 5.8(a)(v) above shall be removed by delivery of substitute certificates without such legend and the related stop transfer restrictions shall be lifted forthwith if (i) any such shares of CDL Common Stock shall have been registered under the Securities Act for sale, transfer or other disposition by the Trust or on the Trust's behalf or (ii) any such shares of CDL Common Stock are sold in accordance with the provisions of paragraphs (c), (e), (f) and (g) of Rule 144 promulgated under the Securities Act or (iii) the Trust is not at the time an "affiliate" of CDL and has held the CDL Common Stock for at least one (1) year (or such other period as may be prescribed by the Securities Act and the Rules and Regulations promulgated thereunder) and CDL has filed with the SEC all of the reports it is required to file under the Securities Exchange Act of 1934, as amended, during the preceding twelve (12) months or (iv) the Trust is not and has not been for at least three months an "affiliate" of CDL and has held the CDL Common Stock for at least two (2) years (or such other period as may be prescribed by the Securities Act and the Rules and Regulations promulgated thereunder) or (v) CDL shall have received a letter from the staff of the SEC, or an opinion of counsel acceptable to CDL, to the effect that the stock transfer restrictions and the legend are not required.

          Section 5.9. Lease of Premises. The Purchaser and the Trust shall enter into a six month lease (the "Lease") covering the Hubert Street Property, which Lease shall be in the same form as attached Exhibit D.

          Section 5.10. Delivery of Shares. At the Closing, (i) the Shareholder shall deliver to Darobin for cancellation the certificates representing the Shares, (ii) Darobin shall have canceled such certificates, and (iii) Darobin shall issue to the Purchaser new certificates representing the Shares registered in the name of the Purchaser or as otherwise directed by it.

          Section 5.11. Lock-Up of CDL Common Stock. The Trust shall not offer to sell, contract to sell or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "Disposition") the shares of CDL Common Stock other than as follows: (i) an aggregate of 66,667 shares of the CDL Common Stock may be transferred immediately following the Closing, (ii) an additional 66,667 shares of the CDL Common Stock may be transferred ninety (90) days after the Closing and (iii) the remaining 66,666 shares of CDL Common Stock issued on the Closing Date may be transferred one hundred eighty days (180) after the Closing. The foregoing restriction (i) shall be applicable to all of the Selling Parties as a group, without regard to the allocation of the CDL Common Stock among such persons and (ii) is expressly intended to preclude each of the Selling Parties from engaging in any hedging or other transaction which is designed to or reasonably expected to lead or result in a Disposition of the CDL Common Stock during the periods indicated in the first sentence of this
Section 5.11 even if such CDL Common Stock would be disposed of by someone other than a Selling Party. Each of the Selling Parties consents to the entry of stop transfer instructions with the transfer agent for CDL against the transfer of the CDL Common Stock held by such Selling Party except in compliance with this
Section 5.11.

          Section 5.12 Notice to Independent Contractors. The Companies have historically engaged numerous independent contractors in the Business. The Companies and the Purchaser will co-operate and co-ordinate notices to such independent contractors so that the Purchaser may utilize the services of such independent contractors as it desires post-Closing, it being understood that the Selling Parties and not the Purchaser will remain liable for all obligations incurred to such independent contractors prior to the Closing.

                                   ARTICLE VI

                              Deliveries at Closing

          Section 6.1. Deliveries by the Selling Parties. Simultaneously with the execution of this Agreement, the Selling Parties, as applicable, shall have delivered to the Purchaser and CDL all instruments of assignment, transfer and conveyance identified herein and such other closing documents as shall be reasonably requested by the Purchaser and CDL in form and substance acceptable to the Purchaser's counsel, including the following:

          (a) such instruments of sale, transfer, assignment, conveyance and delivery (including all vehicle titles), in form and substance reasonably satisfactory to counsel for the Purchaser (including without limitation a Bill of Sale and an Assignment and Assumption Agreement), as are required in order to transfer to the Purchaser good and marketable title to the Purchased Assets, free and clear of all Encumbrances;

          (b) a joint certificate of the Chairman, President or a Vice President of each of Victory and Darobin and the trustee of the Trust, dated the Closing Date, to the effect that (1) the Person signing such certificate is familiar with this Agreement and (2) the following conditions have been satisfied:

               (i) All representations and warranties made by the Selling Parties in this Agreement and the Schedules hereto shall be true, correct and complete as of the Closing Date;

               (ii) There has been no (A) Material Adverse Change, or any other development specific to the Companies (i.e. development other than changes in the economy) which could reasonably be expected to result in a prospective Material Adverse Change, or (B) material damage, destruction or loss to the Transferred Assets or the Business regardless of insurance coverage.

               (iii) (A) All authorizations, consents, waivers, approvals or other actions required in connection with the execution, delivery and performance of this Agreement by the Selling Parties and the consummation by the Selling Parties of the transactions contemplated hereby have been obtained and are in full force and effect; and (B) the Selling Parties have obtained any authorizations, consents, waivers, approvals or other actions required to prevent a material breach or default by the Selling Parties, as applicable, under any contract to which it is a party or for the continuation of any agreement to which any of the Companies is a party or which relates and is material to the Transferred Assets or the Business and is being assumed or otherwise acquired by the Purchaser.

          (c) a certificate of the Shareholder, dated the Closing Date, to the effect that the conditions indicated in Section 6.1(b) have been satisfied:

          (d) a certificate of the Secretary or Assistant Secretary of Victory, dated the Closing Date, as to the incumbency of any officer of the Seller executing this Agreement or any document related thereto and covering such other matters as the Purchaser and CDL may reasonably request;

          (e) a certified copy of (i) the Certificate of Incorporation and By-laws of Victory and all amendments thereto, (ii) a certificate, dated as of no later than 10 days prior to the Closing Date, duly issued by the Secretary of State of the State of California showing Victory is in good standing and authorized to do business in such jurisdiction, and (iii) the resolutions of Victory's Board of Directors authorizing the execution, delivery and consummation of this Agreement, the instruments of transfer and the transactions contemplated hereby;

          (f) a certified copy of (i) the Certificate of Incorporation and By-laws of Darobin and all amendments thereto, and (ii) a certificate, dated as of no later than 10 days prior to the Closing Date, duly issued by the Secretary of State of the State of New York showing Darobin is in good standing and authorized to do business in such jurisdiction;

          (g) an opinion of Morse, Zelnick, Rose & Lander, LLP, counsel to the Selling Parties, dated the Closing Date, in form and substance reasonably satisfactory to counsel for the Purchaser and CDL;

          (h) a copy of the Lease, duly executed by the Trust;

          (i) a copy of the Consulting Agreement, duly executed by the Shareholder;

          (j) the new certificate representing the Darobin Shares registered in the name of the Purchaser;

          (k) resignations of all officers and directors of Darobin;

          (l) employment agreements executed by two key employees of the Trust; and

          (m) such other documents or instruments as the Purchaser and CDL reasonably request to effect the transactions contemplated hereby.

          Section 6.2. Deliveries by the Purchaser and CDL. Simultaneously with the execution of this Agreement, the Purchaser and CDL shall have delivered to the Selling Parties such closing documents as shall be reasonably requested by the Selling Parties in form and substance reasonably acceptable to the Selling Parties' counsel, including the following:

          (a) the Assignment and Assumption Agreement executed by the Purchaser and dated the Closing Date;

          (b) certificates of the President or a Vice President of the Purchaser and of CDL respectively, dated the Closing Date, to the effect that (1) the Person signing such certificate is familiar with this Agreement and (2) the following conditions have been satisfied:

               (i) All representations and warranties made by the Purchaser and CDL in this Agreement are true and correct in all material respects as of the Closing Date, and the Purchaser and CDL have duly performed or complied in all material respects with all of the covenants, obligations and conditions to be performed or complied with by them under the terms of this Agreement prior to or at Closing;

               (ii) There has been no material adverse change in the business or financial condition of CDL; and

               (iii) All authorizations or approvals required in connection with the execution, delivery and performance of this Agreement, by the Purchaser and CDL and the consummation by the Purchaser and CDL of the transactions contemplated hereby have been obtained and are in full force and effect.

          (c) certificates of the Secretary or Assistant Secretary of the Purchaser and CDL, respectively dated the Closing Date, as to the incumbency of any officer of the Purchaser and CDL executing this Agreement, or any document related thereto and covering such other matters as the Selling Parties may reasonably request;

          (d) a certified copy of (1) the Certificate of Incorporation and By-laws of the Purchaser and all amendments thereto and (2) the resolutions of the Purchaser's Board of Directors and CDL's Board of Directors authorizing the execution, delivery and consummation of this Agreement and the transactions contemplated hereby;

          (e) payment of the Purchase Price as set forth in Section 2.2;

          (f) an opinion of Lowenstein Sandler PC, counsel to the Purchaser and CDL, dated the Closing Date, in form and substance reasonably satisfactory to counsel for the Selling Parties;

          (g) a copy of the Consulting Agreement duly executed by the Purchaser;

          (h) a copy of Employment Agreements for two former employees of the Trust; and

          (i) a copy of the Lease, duly executed by the Purchaser.

                                   ARTICLE VII

           Survival of Representations and Warranties; Indemnification

          Section 7.1. Survival of Representations and Warranties. Except as set forth below, the representations and warranties provided for in this Agreement shall survive the Closing for two (2) years from the Closing Date for the benefit of the parties hereto and their successors and assigns. The representations and warranties provided for in Sections 3.13, 3.15 and 3.17 shall survive the Closing and remain in full force and effect for six (6) years. The survival period of each representation or warranty as provided in this
Section 7.1 is hereinafter referred to as the "Survival Period."

          Section 7.2. Indemnification. (a) The Selling Parties jointly and severally shall indemnify, defend and hold harmless the Purchaser and CDL or any of their respective Affiliates, officers, directors, employees, agents and representatives, and any Person claiming by or through any of them, against and in respect of any and all claims, costs, expenses, damages, liabilities, losses or deficiencies (including, without limitation, counsel's fees and other costs and expenses incident to any suit, action or proceeding) (the "Damages") arising out of, resulting from or incurred in connection with (i) any inaccuracy in any representation or the breach of any warranty made by any Selling Party in this Agreement for the applicable Survival Period, (ii) the breach by any Selling Party of any covenant or agreement to be performed by them hereunder, or (iii) any Excluded Liability.

          (b) The Purchaser and CDL shall indemnify, defend and hold harmless the Selling Parties or any of their respective affiliates, officer, directors, employees, agents and representatives and any Person claiming by or through either of them, against and in respect of any and all damages arising out of, resulting from or incurred in connection with (i) any inaccuracy in any representation or the breach of any warranty made by the Purchaser and CDL in this Agreement for the applicable Survival Period, (ii) the breach by the Purchaser or CDL of any covenant or agreement to be performed by them hereunder, or (iii) any Assumed Liability.

          (c) Any Person providing indemnification pursuant to the provisions of this Section 7.2 is hereinafter referred to as an "Indemnifying Party" and any Person entitled to be indemnified pursuant to the provisions of this Section 7.2 is hereinafter referred to as an "Indemnified Party."

          (d) The indemnification obligations contained in Sections 7.2(a) and 7.2(b) above, respectively, shall not apply to any claim for Damages until the aggregate of all such claims suffered by an Indemnified Party total Twenty Five Thousand Dollars ($25,000), and then shall apply only to the excess. The Indemnified Party shall notify the Indemnifying Party in writing promptly (i) upon suffering any Damages to be included in calculating such $25,000 and (ii) upon suffering any Damages in the aggregate amount of $25,000 or more. All such claims made during the relevant Survival Period shall be counted in determining whether the thresholds specified above have been achieved. No claim for indemnification may be made hereunder in an amount in excess of the Purchase
Price (inclusive of the amount of the contingent earn-out payment actually earned). The amount of the indemnified Damages shall be computed net of (i) payments that the Indemnified Party receives under any insurance policies with respect to such Damage and (ii) the amount of any recovery from any unrelated party with respect to such Damage.

          (e) The remedies set forth herein shall be exclusive remedies of the parties with respect to any breaches of this Agreement except (i) the parties may pursue additional remedies in the event of fraud or intentional or reckless misconduct and (ii) nothing herein shall restrict any rights of the parties to pursue any equitable remedies they may have.

          Section 7.3. Procedures for Third Party Claims. In the case of any claim for indemnification arising from a claim of a third party (a "Third Party Claim"), an Indemnified Party shall give prompt written notice to the Indemnifying Party of any claim or demand which such Indemnified Party has knowledge and as to which it may request indemnification hereunder. The Indemnifying Party shall have the right to defend and to direct the defense against any such Third Party Claim, in its name or in the name of the Indemnified Party, as the case may be, at the expense of the Indemnifying Party, and with counsel selected by the Indemnifying Party unless (i) such Third Party Claim seeks an order, injunction or other equitable relief against the Indemnified Party, or (ii) the Indemnified Party shall have reasonably concluded (and shall have advised the Indemnifying Party in writing of the basis for its conclusion) that (x) there is a conflict of interest between the Indemnified Party and the Indemnifying Party in the conduct of the defense of such Third Party Claim or (y) the Indemnified Party has one or more defenses not available to the Indemnifying Party. Notwithstanding anything in this Agreement to the contrary, the Indemnified Party shall, at the expense of the Indemnifying Party, cooperate with the Indemnifying Party, and keep the Indemnifying Party fully informed, in the defense of such Third Party Claim. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel employed at its own expense; provided, however, that, in the case of any Third Party Claim or demand described in clause (i) or (ii) of the second preceding sentence or as to which the Indemnifying Party shall not in fact have employed counsel to assume the defense of such Third Party Claim, the reasonable fees and disbursements of such counsel shall be at the expense of the Indemnifying Party. The Indemnifying Party shall have no indemnification obligations with respect to any such Third Party Claim or demand which shall be settled by the Indemnified Party without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The Indemnifying Party shall be subrogated to the rights of the Indemnified Party with respect to any matter as to which the Indemnifying Party has fully indemnified the Indemnified Party.

          Section 7.4. Procedures for Inter-Party Claims. In the event that an Indemnified Party determines that it has a claim for Damages against an Indemnifying Party hereunder (other than as a result of a Third Party Claim), the Indemnified Party shall give prompt written notice thereof to the Indemnifying Party, specifying the amount of such claim and any relevant facts and circumstances relating thereto. The Indemnified Party shall provide the Indemnifying Party with reasonable access to its books and records for the purpose of allowing the Indemnifying Party a reasonable opportunity to verify any such claim for Damages. The Indemnified Party and the Indemnifying Party shall negotiate in good faith regarding the resolution of any disputed claims for Damages. Promptly following the final determination of the amount of any Damages claimed by the Indemnified Party, the Indemnifying Party shall pay such Damages to the Indemnified Party by wire transfer or check made payable to the order of the Indemnified Party, without interest. In the event that the Indemnified Party is required to institute legal proceedings in order to recover Damages hereunder, the prevailing party shall be entitled to recover its cost of such proceedings (including costs of investigation and reasonable attorneys' fees and disbursements).

          Section 7.5. Right of Set-Off. The Purchaser and CDL shall have the right to set-off, against any amount which may be owed by the Purchaser or CDL to any Selling Party with respect to either the sale of any of the Purchased Assets or the Darobin Stock, including but not limited to the Note and any amounts due pursuant to the earn-out of Section 2.4, whether due or unpaid at the time of such set-off, any amount owed to the Purchaser and CDL by any Selling Party pursuant to this Agreement or otherwise. By way of example, if the Shareholder is obligated to Darobin for indemnification, then the amount of the Note may be reduced even though CDL is the maker of the Note and the Trust is the holder. The exercise of such right of set-off by the Purchaser and CDL shall not constitute a breach by the Purchaser or CDL of this Agreement or the agreement underlying such obligation.

                                  ARTICLE VIII

                                  Miscellaneous

          Section 8.1. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, by facsimile or sent by certified, registered or express air mail, postage prepaid, and shall be deemed given when so delivered personally, or by facsimile, or if mailed, five days after the date of mailing, as follows:

If to the Purchaser or CDL:         380 Allwood Road
                                    Clifton, New Jersey  07012
                                    Telephone:  (973) 471-1005
                                    Facsimile:   (973) 471-5519
                                    Attention:  Mark Carlesimo, Esq.,
                                      General Counsel

With a copy to:                     Lowenstein Sandler PC
                                    65 Livingston Avenue
                                    Roseland, New Jersey  07068
                                    Telephone:  (973) 597-2500
                                    Facsimile:   (973) 597-2400
                                    Attention:  Alan Wovsaniker, Esq.

If to any Selling Party:            11-13 Hubert Street
                                    New York, New York
                                    Telephone:
                                    Facsimile:
                                    Attention:  Mr. Richard Gold

With a copy to:                     Morse, Zelnick, Rose & Lander, LLP
                                    450 Park Avenue
                                    New York, New York 10022
                                    Telephone:  212-838-1177
                                    Facsimile:   212-838-9190
                                    Attention: George Lander, Esq.

          Section 8.2. Expenses. Regardless of whether the transactions provided for in this Agreement are consummated, except as otherwise provided herein, each party hereto shall pay its own expenses incident to this Agreement and the transactions contemplated herein.

          Section 8.3. Governing Law; Consent to Jurisdiction This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New Jersey, without reference to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New Jersey and the United States District Court for the District of New Jersey, located in Passaic or Essex County, State of New Jersey, for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby, except as provided for resolution of disputes in computing the earn-out under
Section 2.4 or computing the 98 Trust Business Income or the Distributions under
Section 2.6. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          Section 8.4. Assignment; Successors and Assigns; No Third Party Rights. Except as otherwise provided herein, this Agreement may not be assigned by operation of law or otherwise, and any attempted assignment shall be null and void. The Purchaser and CDL may assign all of their rights under this Agreement to any Affiliate; provided such Affiliate assumes all of the obligations of the Purchaser and CDL remains liable hereunder. No such assignment shall relieve Purchaser or CDL of their obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives. This Agreement shall be for the sole benefit of the parties to this Agreement and their respective successors, assigns and legal representatives and is not intended, nor shall be construed, to give any Person, other than the parties hereto and their respective successors, assigns and legal representatives, any legal or equitable right, remedy or claim hereunder.

          Section  8.5.   Counterparts.   This  Agreement  may  be  executed  in
counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

          Section 8.6. Titles and Headings. The headings and table of contents in this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

          Section 8.7. Entire Agreement. This Agreement, including the Schedules and Exhibits attached thereto, constitutes the entire agreement among the parties with respect to the matters covered hereby and supersedes all previous written, oral or implied understandings among them with respect to such matters.

          Section 8.8. Amendment and Modification. This Agreement may only be amended or modified in writing signed by the party against whom enforcement of such amendment or modification is sought.

          Section 8.9. Public Announcement. Except as may be required by law, no Selling Party, on the one hand, or the Purchaser or CDL, on the other hand, shall issue any press release or otherwise publicly disclose this Agreement or the transactions contemplated hereby or any dealings between or among the parties in connection with the subject matter hereof without the prior approval of the other. In the event that any such press release or other public disclosure shall be required, the party required to issue such release or other disclosure shall consult in good faith with the other party hereto with respect to the form and substance of such release or other disclosure prior to the public dissemination thereof.

          Section 8.10. Waiver. Any of the terms or conditions of this Agreement may be waived at any time by the party or parties entitled to the benefit thereof, but only by a writing signed by the party or parties waiving such terms or conditions.

          Section 8.11. Severability. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by law.


          Section  8.12.  No  Strict   Construction.   Each  of  parties  hereto
acknowledge that this Agreement has been prepared jointly by them, and shall not be strictly construed against any party.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        CONSOLIDATED DELIVERY &
                                            LOGISTICS, INC.


                                        By:______________________________
                                           Name:
                                           Title:

                                        SUREWAY AIR TRAFFIC CORPORATION


                                        By:______________________________
                                           Name:
                                           Title:

                                        VICTORY MESSENGER SERVICE, INC.


                                        By:______________________________
                                           Name:
                                           Title:


                                 THE TRUST CREATED UNDER  PARAGRAPH  THIRD
                                 OF THE LAST WILL AND TESTAMENT OF CHARLES GOLD


                                        By:______________________________
                                           Name:  Richard Gold
                                           Title:  Trustee


                                        By:______________________________
                                           Name:  Gail Gold
                                           Title:  Trustee


                                          ________________________________
                                          Richard Gold

                            Asset Purchase Agreement

                                      Dated

                             As of FEBRUARY 16, 1999

                                  By and among

                    CONSOLIDATED DELIVERY & LOGISTICS, INC.,

                         SUREWAY AIR TRAFFIC CORPORATION

                         VICTORY MESSENGER SERVICE, INC.

                                GOLD WINGS TRUST

                                       AND

                                  RICHARD GOLD

                                TABLE OF CONTENTS


ARTICLE I - Certain Definitions................................................1

Section 1.1.      Certain Definitions..........................................1
Section 1.2.      Interpretation...............................................7

ARTICLE II - Purchase and Sale of Assets and Shares; Assumption of Liabilities;
Additional Covenants...........................................................7

Section 2.1.      Purchase and Sale of Assets and Shares.......................7
Section 2.2.      Purchase Price...............................................8
Section 2.3.      Payment of the Purchase Price................................8
Section 2.4       Contingent Earn-Out Payment..................................8
Section 2.5.      Allocation of the Purchase Price............................10
Section 2.6       Additional Payment..........................................10
Section 2.7.      Closing.....................................................11

ARTICLE III - Representations and Warranties of the Selling Parties...........11

Section 3.1.      Organization and Qualification of the Seller and Darobin....11
Section 3.2.      Authorization...............................................12
Section 3.3.      Non-contravention...........................................12
Section 3.4.      No Consents.................................................13
Section 3.5.      The Transferred Assets......................................13
Section 3.5A      Capitalization; Ownership of Shares.........................13
Section 3.6.      Personal Property...........................................14
Section 3.7.      Real Property...............................................14
Section 3.8.      Predecessor Status..........................................14
Section 3.9.      Employment Matters; No Collective Bargaining Agreement......14
Section 3.10.     Financial Statements........................................15
Section 3.11.     Absence of Certain Developments.............................16
Section 3.12.     Governmental Authorizations; Licenses.......................17
Section 3.13.     Litigation..................................................17
Section 3.14.     Undisclosed Liabilities.....................................17
Section 3.15.     Taxes.......................................................18
Section 3.16.     Insurance...................................................18
Section 3.17.     Environmental Matters.......................................18
Section 3.18.     Proprietary Rights..........................................19
Section 3. 19.    Material Customers, Contracts and Commitments...............19
Section 3.20.     Accounts Receivable.........................................20
Section 3.21.     Books and Records...........................................20
Section 3.22.     Brokers.....................................................20
Section 3.23.     Net Worth of the Companies..................................21
Section 3.24.     Year 2000...................................................21
Section 3.25      Affiliates..................................................21
Section 3.26.     Full Disclosure.............................................21

ARTICLE IV - Representations and Warranties of the Purchaser and CDL..........21

Section 4.1.      Organization................................................21
Section 4.2.      Authorization...............................................21
Section 4.3.      Non-contravention...........................................22
Section 4.4.      No Consents.................................................22
Section 4.5.      Brokers.....................................................22
Section 4.6       SEC Filings.................................................22
Section 4.7       Legal Proceedings...........................................22
Section 4.8       CDL Common Stock............................................22

ARTICLE V - Covenants and Agreements..........................................23

Section 5.1.      Closing Documents...........................................23
Section 5.2.      Transfer and Property Taxes.................................23
Section 5.3.      Non-Competition and Confidentiality Agreement...............23
Section 5.4.      Best Efforts; Further Assurances............................25
Section 5.5.      Employment Matters regarding the Seller.....................25
Section 5.6.      Audited Financial Statements of the Seller and Darobin......25
Section 5.7.      Access and Information......................................25
Section 5.8       Restrictions on Transfer....................................25
Section 5.9       Lease of Premises...........................................27
Section 5.10      Delivery of Shares..........................................27
Section 5.11      Lock-Up  of CDL Common Stock................................27
Section 5.12      Notice to Independent Contractors...........................28

ARTICLE VI - Conditions to Closing............................................28

Section 6.1.      Deliveries by the Selling Parties ..........................28
Section 6.2.      Deliveries by the Purchaser and CDL. .......................30

ARTICLE VII - Survival of Representations and Warranties; Indemnification.....31

Section 7.1.      Survival of Representations and Warranties..................31
Section 7.2.      Indemnification.............................................31
Section 7.3.      Procedures for Third Party Claims...........................32
Section 7.4.      Procedures for Inter-Party Claims...........................33
Section 7.5.      Right of Set-Off............................................33

ARTICLE VIII - Miscellaneous..................................................33

Section 8.1.      Notices. ...................................................33
Section 8.2.      Expenses. ..................................................34
Section 8.3.      Governing Law; Consent to Jurisdiction. ....................34
Section 8.4.      Assignment; Successors and Assigns; No Third Party Rights...34
Section 8.5.      Counterparts. ..............................................35
Section 8.6.      Titles and Headings. .......................................35
Section 8.7.      Entire Agreement. ..........................................35
Section 8.8.      Amendment and Modification. ................................35
Section 8.9.      Public Announcement. .......................................35
Section 8.10.     Waiver. ....................................................35
Section 8.11.     Severability................................................35
Section 8.12.     No Strict Construction. ....................................36


                                    Schedules

Schedule 1.1AL    Assumed Liabilities
Schedule 1.1PA    Purchased Assets
Schedule 1.1RA    Retained Assets
Schedule 2.2      Distributions since July 31, 1998
Schedule 2.4      Gross Profit Computation
Schedule 3.1      Foreign Qualification
Schedule 3.3      Contravention of Agreements
Schedule 3.4      Consents
Schedule 3.6      Encumbrances
Schedule 3.7      Offices Leased
Schedule 3.8      Predecessor Names
Schedule 3.9      Employee List and other Employment Matters
Schedule 3.10     Financial Statements
Schedule 3.11     Certain Developments
Schedule 3.12     Authorizations
Schedule 3.13     Litigation
Schedule 3.14     Darobin Liabilities
Schedule 3.15     Tax Contests
Schedule 3.16     Insurance Policies
Schedule 3.17     Environmental Matters
Schedule 3.18     Proprietary Rights
Schedule 3.19     Material Customers, Contracts and Commitments
Schedule 3.20     Accounts Receivable
Schedule 3.25     Affiliates

                                    Exhibits

Exhibit A         Form of Note
Exhibit B         Allocation of Purchase Price
Exhibit C         Form of Consulting Agreement
Exhibit D         Description of Leased Property
Exhibit E         Form of Lease